Exhibit 99.1

CEA Industries Inc. Reports Fourth Quarter and Full Year 2023 Results

Louisville, Colorado, March 28, 2024 – CEA Industries Inc. (NASDAQ: CEAD, CEADW) (“CEA Industries” or the “Company”), is reporting results for the three and twelve months ended December 31, 2023.

Fourth Quarter 2023 Financial Summary (in $ thousands, excl. margin items):

	Q4 2023 (unaudited)	Q3 2023 (unaudited)	Q4 2022 (unaudited)
Revenue	$251	$914	$1,461
Gross Profit	$(286)	$(104)	$151
Gross Margin	(113.8)%	(11.4)%	10.3%
Operating Expenses	$709	$703	$1,433
Net Income/(Loss)	$(988)	$(799)	$(1,272)

Full Year 2023 Financial Summary (in $ thousands, excl. margin items):

	FY 2023	FY 2022
Revenue	$6,911	$11,283
Gross Profit	$542	$1,145
Gross Margin	7.8%	10.1%
Operating Expenses	$3,495	$6,869
Net Income/(Loss)	$(2,912)	$(5,497)

“We continue to operate under the lean cost structure implemented during 2023, with a focus on expense reduction and capital preservation, as we manage through our remaining backlog,” said Tony McDonald, Chairman and CEO of CEA Industries. “Subsequent to year-end we enacted additional headcount reductions, which we anticipate will result in annualized cost savings of ~$230,000, in support of our ongoing efforts to optimize our operating expense profile.”

Mr. McDonald continued: “As previously announced on August 14, 2023, the Board of Directors remains steadfast in their examination of strategic alternatives, including a sale, merger, or other potential strategic or financial transaction. We will provide updates on any material developments that result from this process.”

Fourth Quarter 2023 Financial Results

Revenue in the fourth quarter of 2023 was $0.3 million compared to $1.5 million for the same period in 2022. The decrease was primarily attributed to lower bookings over the last twelve months.

Net bookings in the fourth quarter of 2023 were $0.1 million compared to $0.2 million in the year-ago period. The Company’s quarter-end backlog was $0.4 million compared to $5.6 million for the same period in 2022. The decrease in the Company’s net bookings and backlog for the fourth quarter of 2023 was primarily driven by fewer capital expenditures by cannabis operators in the markets served by the Company, in addition to a reduced sales effort.

Gross profit in the fourth quarter of 2023 was $(0.3) million compared to $0.2 million for the same period in 2022. Gross margin was (113.8%) compared to 10.3% in the prior year period. The decrease in gross margin was primarily driven by lower revenue and fixed costs becoming a larger percentage of revenue. Fixed costs include the cost of services, engineering, manufacturing, and project management.

Operating expenses in the fourth quarter of 2023 decreased 51% to $0.7 million compared to $1.4 million for the same period in 2022. The decrease was primarily driven by reduced personnel and marketing costs and lower product development expenses.

Net loss in the fourth quarter of 2023 improved to $1.0 million or $(0.12) per share, compared to a net loss of $1.3 million or $(0.18) per share for the same period in 2022.

Cash and cash equivalents were $12.5 million at December 31, 2023, compared to $18.6 million on December 31, 2022, while working capital decreased by $2.6 million during this period. At December 31, 2023, the Company remained debt free.

About CEA Industries Inc.

CEA Industries Inc. (www.ceaindustries.com) provides a suite of complementary and adjacent offerings to the controlled environment agriculture industry. The Company’s comprehensive solutions, when aligned with industry operators’ product and sales initiatives, support the development of the global ecosystem for indoor cultivation.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to CEA’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement our financial results on U.S. generally accepted accounting principles (“GAAP”) basis, we use non-GAAP measures including net bookings and backlog, as well as other significant non-cash expenses such as stock-based compensation and depreciation expenses. We believe these non-GAAP measures are helpful in understanding our past performance and are intended to aid in evaluating our potential future results. The presentation of these non-GAAP measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for financial information prepared or presented in accordance with GAAP. We believe these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Investor Contact:

Sean Mansouri, CFA

Elevate IR

info@ceaindustries.com

(720) 330-2829

CEA Industries Inc.

Condensed Consolidated Balance Sheets

(in US Dollars except share numbers)

	December 31,	December 31,
	2023	2022

ASSETS
Current Assets
Cash and cash equivalents	$12,508,251	$18,637,114
Accounts receivable, net	18,655	2,649
Contract assets, net	224,414	-
Inventory, net	296,404	348,411
Prepaid expenses and other	313,115	1,489,921
Total Current Assets	13,360,839	20,478,095
Noncurrent Assets
Property and equipment, net	38,558	68,513
Intangible assets, net	1,830	1,830
Deposits	14,747	14,747
Operating lease right-of-use asset	356,109	462,874
Total Noncurrent Assets	411,244	547,964

TOTAL ASSETS	$13,772,083	$21,026,059

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$624,724	$1,207,258
Deferred revenue	499,800	4,338,570
Accrued equity compensation	-	89,970
Current portion of operating lease liability	126,724	118,235
Total Current Liabilities	1,251,248	5,754,033

Noncurrent Liabilities
Operating lease liability, net of current portion	259,627	376,851
Total Noncurrent Liabilities	259,627	376,851

TOTAL LIABILITIES	1,510,875	6,130,884

Commitments and Contingencies (Note 10)	-	-

SHAREHOLDERS’ EQUITY
Preferred stock, $0.00001 par value; 25,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.00001 par value; 200,000,000 authorized; 8,076,372 and 7,953,974 shares issued and outstanding, respectively	81	80
Additional paid in capital	49,451,419	49,173,836
Accumulated deficit	(37,190,292)	(34,278,741)
Total Shareholders’ Equity	12,261,208	14,895,175

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,772,083	$21,026,059

CEA Industries Inc.

Condensed Consolidated Statements of Operations

(in US Dollars except share numbers)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Revenue	$251,093	$1,460,798	$6,910,951	$11,283,189

Cost of revenue	536,919	1,309,796	6,368,872	10,138,249

Gross profit	(285,826)	151,002	542,079	1,144,940

Operating expenses:
Advertising and marketing expenses	16,445	292,566	273,409	1,157,871
Product development costs	-	65,514	76,487	319,987
Selling, general and administrative expenses	693,023	1,075,248	3,145,328	4,759,865
Goodwill impairment charges	-	-	-	631,064
Total operating expenses	709,467	1,433,328	3,495,224	6,868,787

Operating loss	(995,293)	(1,282,326)	(2,953,145)	(5,723,847)

Other income (expense):
Other income (expense), net	-	-	7,778	191,358
Interest income (expense), net	7,774	10,729	33,816	35,314
Total other income (expense)	7,774	10,729	41,594	226,672

Loss before provision for income taxes	(987,519)	(1,271,597)	(2,911,551)	(5,497,175)

Income taxes	-	-	-	-

Net loss	$(987,519)	$(1,271,597)	$(2,911,551)	$(5,497,175)

Convertible preferred series B stock dividends	-	-	-	(35,984)
Deemed dividend on convertible preferred series B stock on down round	-	-	-	(439,999)

Net loss available to common shareholders	$(987,519)	$(1,271,597)	$(2,911,551)	$(5,973,158)

Loss per common share – basic and diluted	$(0.12)	$(0.18)	$(0.36)	$(0.84)

Weighted average number of common shares outstanding, basic and diluted	8,076,372	7,094,410	8,075,228	7,094,410

CEA Industries Inc.

Condensed Consolidated Statements of Cash Flows

(in US Dollars except share numbers)

	For the Years Ended December 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(2,911,551)	$(5,497,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and intangible asset amortization expense	29,655	32,442
Share-based compensation	187,615	307,736
Provision for doubtful accounts	(2,056)	(54,708)
Provision for excess and obsolete inventory	121,791	(20,472)
Loss on disposal of assets	100	4,489
Operating lease expense	106,765	103,003
Goodwill impairment charges	-	631,064

Changes in operating assets and liabilities:
Accounts receivable	(13,950)	231,504
Contract assets	(224,414)	-
Inventory	(69,784)	50,387
Prepaid expenses and other	1,176,806	(216,202)
Accounts payable and accrued liabilities	(582,534)	(175,409)
Deferred revenue	(3,838,771)	1,498,732
Operating lease liability, net	(108,735)	(91,279)
Accrued equity compensation	-	6,345
Net cash used in operating activities	(6,129,063)	(3,189,543)

Cash Flows From Investing Activities
Purchases of property and equipment	-	(30,348)
Proceeds from the sale of property and equipment	200	2,250
Net cash provided by (used in) investing activities	200	(28,098)

Cash Flows From Financing Activities
Payment of dividends on series B preferred stock	-	(35,984)
Redemption of series B preferred stock	-	(1,980,000)
Net cash proceeds on sale of common stock and warrants, net of expenses	-	21,711,131
Net cash provided by financing activities	-	19,695,147

Net change in cash and cash equivalents	(6,128,863)	16,477,506
Cash and cash equivalents, beginning of period	18,637,114	2,159,608
Cash and cash equivalents, end of period	$12,508,251	$18,637,114

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:

Conversion of series B preferred stock	-	$1,980,000
Deemed dividend on series B preferred stock arising on down round	-	$439,999
Cashless exercise of prefunded warrants		$2
Options issued for accrued equity compensation liability	$89,970	$-